UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2022

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 22, 2022, Applied DNA Sciences, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The following proposals were voted on and were approved by the Company’s stockholders, except with respect to proposal 2 which was not approved, at the 2022 Annual Meeting with the stockholders having voted as set forth below:

I. To elect seven directors to serve until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified.

	FOR	WITHHELD	BROKER NON-VOTES
James A. Hayward	1,613,361	375,993	2,773,010
Robert B. Catell	1,615,523	373,831	2,773,010
Joseph D. Ceccoli	1,621,939	367,415	2,773,010
Scott L. Anchin	1,614,389	374,965	2,773,010
Yacov A. Shamash	1,527,522	461,832	2,773,010
Sanford R. Simon	1,609,331	380,023	2,773,010
Elizabeth M. Schmalz	1,600,880	388,474	2,773,010

II. To grant the board of directors of the Company the discretionary authority to amend the Company’s certificate of incorporation, as amended, to effect a reverse stock split of the Company’s common stock and to reduce the number of authorized shares of the Company’s common stock to 50,000,000.

FOR	AGAINST	ABSTAIN
3,639,252	1,093,517	29,595

III. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,386,134	524,487	78,733	2,773,010

IV. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

FOR	AGAINST	ABSTAIN
4,516,454	82,725	163,185

Each of the foregoing voting results from the 2022 Annual Meeting is final.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2022	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward